Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Report”) by IPG Photonics Corporation (the “Company”), Valentin P. Gapontsev, the Chief Executive Officer of the Company, and Timothy P.V. Mammen, the Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2012

/s/ VALENTIN P. GAPONTSEV
Valentin P. Gapontsev Chairman and Chief Executive Officer

/s/ TIMOTHY P.V. MAMMEN
Timothy P.V. Mammen Vice President and Chief Financial Officer

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to IPG Photonics Corporation and will be retained by IPG Photonics Corporation and furnished to the Securities and Exchange Commission or its staff upon request.